SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 25, 2003

                                NCRIC Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

   District of Columbia               0-25505                     52-2134774
(State or Other Jurisdiction)    (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


1115 30th Street, N.W., Washington, D.C.                            20007
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (202) 969-1866



                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.           Other Events

         On June 25, 2003, NCRIC Group, Inc., a Delaware corporation (the "Company"), completed its second-step conversion and related stock offering of common stock. In the conversion, NCRIC, A Mutual Holding Company, a District of Columbia mutual insurance holding company and NCRIC Holdings, Inc., a District of Columbia corporation, each merged with and into NCRIC Group, Inc., a District of Columbia corporation ("NCRIC-DC"), which then merged with and into the Company. In the conversion and offering, the Company issued a total of 6,921,845 shares of common stock. A total of 4,143,701 shares were sold in the subscription and community offerings, at $10.00 per share, to members of NCRIC, A Mutual Holding Company and other investors. As part of the conversion, an additional 2,778,144 shares were issued to former public shareholders of NCRIC-DC. The exchange ratio for the conversion was 1.8665 shares of the Company for each share of NCRIC-DC common stock held by public shareholders as of the close of business on June 25, 2003.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         NCRIC GROUP, INC.



DATE: July 2, 2003                       By: /s/ Rebecca B. Crunk
                                            ------------------------------------
                                             Rebecca B. Crunk
                                             Chief Financial Officer